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                                                                     Exhibit 4.2

                         FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of July 2, 2001 (this "Supplemental Indenture"), among OWENS & MINOR, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the "Company"), having its principal office at 4800 Cox Road, Glen Allen, Virginia 23060, each of the GUARANTORS signatory hereto and SUNTRUST BANK, a banking corporation organized under the laws of the State of Georgia, as Trustee (the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of July 2, 2001 (the "Indenture"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured indebtedness;

     WHEREAS, pursuant to Board Resolution (the "Resolutions"), the Company has authorized the issuance of $200,000,000 of its 8 1/2% Senior Subordinated Notes Due 2011 (the "Notes"); and

     WHEREAS, the Company, the Guarantors and certain other parties named on the signature page thereof entered into a Registration Rights Agreement, dated as of the date hereof (as such agreement may be amended, modified or supplemented from time to time, the "Registration Rights Agreement"), which contemplates (i) the registration with the Securities and Exchange Commission (the "SEC") of the issuance of the Notes and (ii) the consummation of an Exchange Offer (defined below); and

     WHEREAS, the Company desires to establish the terms of the Notes in accordance with Section 3.1 of the Indenture and to establish the form of the Notes in accordance with Section 2.1 of the Indenture.

                                  ARTICLE I.
                                    TERMS

     Section 1.01 TERMS OF NOTES. The following terms relating to the Notes are hereby established:

     (1) The Notes shall constitute a series of Securities having the title "8 1/2% Senior Subordinated Notes due 2011."

     (2) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 11.7 of the Indenture or any Securities that, pursuant to Section 3.3, are deemed never to have been authenticated or delivered thereunder) shall be up to $200,000,000.
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     (3)  The entire outstanding principal of the Notes shall be payable on July
15, 2011 (the "Stated Maturity Date").

     (4) The rate at which the Notes shall bear interest shall be 8 1/2%; (a) with respect to the Notes, interest shall accrue from the date hereof; (b) the Interest Payment Dates for the Notes on which interest will be payable shall be January 15 and July 15 of each year, beginning January 15, 2002; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be January 1 with respect to the January 15 Interest Payment Date and July 1 with respect to the July 15 Interest Payment Date; (c) Liquidated Damages, if any, from time to time, shall be at the rate set forth in the Registration Rights Agreement, dated as of July 2, 2001 among the Company, the Guarantors and the Initial Purchasers named therein, to the extent lawful; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

     (5) The place where the principal of (and premium, if any) and interest, including Liquidated Damages, if any, with respect to and interest on the Notes shall be payable and Notes may be surrendered for the registration of transfer or exchange shall be the offices of the Trustee which, as of this writing, are located at 919 East Main Street, 10th Floor, Richmond, Virginia 23219,
Attention: Corporate Trust Administration. The place where notices or demands to or upon the Company in respect of the Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee. If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Security Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Holders must surrender the Notes to the paying agent for the Notes to collect principal payment.

     (6) The Notes shall be subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 15, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at his address appearing in the register for the Notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest and Liquidated Damages, if any, to but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on any interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning on July 15 of the years indicated:


               Year                                     Redemption
               ----                                        Price
                                                           -----
               2006...............................        104.250%
               2007...............................        102.833%
               2008...............................        101.417%
               2009 and thereafter................        100.000%

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     In addition, prior to July 15, 2004, the Company may redeem up to 35% of the original principal amount of the Notes with the net cash proceeds received by the Company from a public offering of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 108.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption; provided, however, that at least 65% of the original principal amount of the Notes remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of Notes not later than 60 days following the consummation of such public offering.

     Selection of Notes for an partial redemption shall be made by the Trustee, in accordance with the rules of an national securities exchange on which the Notes may be listed or, if the Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption shall be mailed before the date fixed for redemption to each holder of Notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest shall cease to accrue on Notes or portions thereof called for redemption.

     (7) Except as set forth in this Supplemental Indenture, the Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any mandatory redemption or sinking fund.

     (8) The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

     (9) Payments of the principal of, Liquidated Damages, if any, with respect to and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

     (10)  The Trustee shall also be the Security Registrar and Paying Agent.

     (11) The entire outstanding principal amount of and any accrued interest, if any, on Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Article 5 of the Indenture.

     (12) The Notes will be payable on the Stated Maturity Date in an amount equal to the principal amount thereof, Liquidated Damages, if any, plus any accrued and unpaid interest accrued to the Stated Maturity Date.

     (13) There shall be the following additions to the covenants set forth in the Indenture with respect to the Notes, which shall be effective only for so long as any of the Notes are Outstanding:

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        (a)  Limitation on Certain Asset Dispositions.
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          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, make one or more Asset Dispositions for aggregate consideration of, or in respect of assets having an aggregate fair market value of $5 million or more in any 12-month period, unless:

          (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee;

          (ii) not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents, Replacement Assets or the assumption of Indebtedness (other than non-recourse Indebtedness or any Indebtedness subordinated to the Notes) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and

          (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than the Company or any Person that is a Restricted Subsidiary of the Company immediately prior to such investment), provided, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Guarantor), are applied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, either to (A) the permanent reduction and prepayment of any Senior Indebtedness then outstanding (including a permanent reduction of commitments in respect thereof) or (B) the permanent reduction and repayment of any Guarantor Senior Indebtedness then outstanding of any Restricted Subsidiary of the Company (including a permanent reduction of commitments in respect thereof).

          Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 360th day after such Asset Disposition, or promptly after the Company shall have earlier determined to not apply any Net Available Proceeds therefrom as provided in subclause (A) or (B) of clause (iii) of the immediately preceding sentence, to make an Offer to Purchase outstanding Notes at a purchase price in cash equal to 100% of their principal amount plus accrued interest and Liquidated Damages, if any, to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $5 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph). If any Indebtedness of the Company ranking pari passu with the Notes requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available proceeds, the Company may apply any such Net Available Proceeds pro rata (based on the aggregate principal amount of the Notes then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Notes in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. The Company shall make a further Offer to Purchase Notes in an amount equal to any such Net Available Proceeds not utilized to actually prepay such other Indebtedness

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     at a purchase price in cash equal to 100% of the principal amount of the
     Notes plus accrued interest to the Purchase Date if the amount not so utilized equals or exceeds $5 million. Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of the Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions shall not apply to a transaction consummated in compliance with the provisions described under Section 7.1 of the Indenture (as superceded by Section 1.01(15) of the Supplemental Indenture).

          In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of this Supplemental Indenture or the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

         (b)  Change of Control.
              -----------------

          (i) Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Company shall commence an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of their principal amount plus accrued interest and Liquidated Damages, if any, to the Purchase Date.

          (ii) Such Offer to Purchase shall be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must bear an integral multiple of $1,000 principal amount. A "Change of Control" shall be deemed to have occurred in the event that (whether or not otherwise permitted hereunder or by the Indenture), after the Issue Date (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 35% of the voting power of the outstanding Voting Stock of the Company; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person other than a Wholly Owned Subsidiary of the Company which is a Guarantor (other than a Securitization Subsidiary or the Special Purpose Trust); (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

          (iii)  On the Purchase Date, the Company shall, to the extent lawful,
     (1) deposit with the Paying Agent an amount equal to the Offer to Purchase in respect of all Notes or portions thereof so tendered and (2) deliver or cause to be delivered to the Trustee the

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     Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

          (iv) In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

          (v) If the Company does not obtain any required waiver or consent of the lenders under the Revolving Credit Agreement or repay such Indebtedness, the Company shall remain prohibited from repurchasing the Notes. In such event, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would in turn constitute a default under the Revolving Credit Facility and possibly other Senior Indebtedness.

          (vi) The Company shall not be required to make an Offer to Purchase in accordance with this covenant if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and this Supplemental Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes properly tendered and not withdrawn under the Offer to Purchase.

         (c)   Limitation on Indebtedness.
               --------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness (including Acquired Debt), except:

          (i) Indebtedness (including Acquired Debt) of the Company or the Guarantors, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available preceding the Incurrence of such Indebtedness, calculated on a pro forma basis as if such Indebtedness had been Incurred on the first day of such four full fiscal quarters, would be greater than 2.00 to 1.00;

          (ii) Indebtedness of the Company, and guarantees of such Indebtedness by any Guarantor, Incurred under the Revolving Credit Facility in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $300 million less the aggregate amount of all Net Available Proceeds of Asset Sales applied by the Company or any of its Subsidiaries to repay any

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     revolving credit Indebtedness under the Revolving Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described under Section 1.01(13)(a) of this Supplemental Indenture; or (y) the sum of (A) 85% of Eligible Accounts Receivable and
     (B) 50% of Eligible Inventory;

          (iii) Indebtedness owed by the Company to any Guarantor or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Guarantor; provided, however, upon either (I) the transfer or other disposition by such Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or a Guarantor or (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Guarantor to a Person other than the Company or another such Guarantor, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (iv) Indebtedness of the Company or its Restricted Subsidiaries under any interest rate or currency swap agreement to the extent entered into to hedge any other Indebtedness permitted hereunder or under the Indenture that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the Indenture to be Outstanding in connection with the conduct of the Company or its Subsidiaries' businesses and not for speculative purposes) and any interest rate swap agreement entered into to hedge obligations under (x) any Qualified Securitization Transaction or (y) the Trust Obligations;

          (v) Indebtedness Incurred to renew, extend, refinance or refund (collectively for purposes of this clause (v) to "refund") any Indebtedness outstanding on the Issue Date and Indebtedness Incurred under the prior clause (i) above or the Notes; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accrual amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection therewith and (II) (A) in the case of any refunding of (x) Indebtedness that is pari passu with the Notes and (y) the Trust Securities, such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Notes, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Notes, such refunding Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the Holders than those contained in the Indebtedness being refunded, (B) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or Restricted Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 1.01(13)(b) of this Supplemental Indenture and (C) any Indebtedness Incurred to refund any other Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by the Company;

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          (vi)   Indebtedness of the Company or any Restricted Subsidiary
     consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation shares of Capital Stock of Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets acquired or disposed of;

          (vii) Indebtedness represented by (I) letters of credit for the account of the Company or any Restricted Subsidiary or (II) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or similar requirements in the ordinary course of business;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (viii), not to exceed $15 million at any time outstanding;

          (ix) Indebtedness of the Company under the Notes (excluding any additional debt securities issued under the Indenture from time to time) and Indebtedness of the Guarantors under the Guarantees;

          (x)    the Trust Obligations and the 2006 Notes;

          (xi)   the consummation of a Qualified Securitization Transaction; and

          (xii) Indebtedness of the Company or its Restricted Subsidiaries, not otherwise permitted to be Incurred pursuant to clauses (i) through (xi) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause has an aggregate principal amount not in excess of $35 million at any time outstanding.

         (d)     Limitation on Restricted Payments.
                 ---------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly,

          (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof, excluding any (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), or (y) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (other than dividends or distributions payable to a Securitization Subsidiary or the Special Purpose Trust),

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          (ii)   purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Restricted Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company (other than any such shares, options, warrants or rights that are owned by a Securitization Subsidiary or the Special Purpose Trust),

          (iii) make any Investment in (other than a Permitted Investment), or payment on a guarantee of any obligation of, any Person, other than the Company or a Guarantor, or

          (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness which is subordinate in right of payment to the Notes,

     (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment") if at the time thereof:

               (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

               (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause (i) of Section 1.01(13)(c) above, or

               (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of:

                    (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since January 1, 2001 through the last day of the fiscal quarter for which financial statements are available; plus

                    (b) 100% of the aggregate net proceeds received after the Issue Date, from the issuance of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company (other than in respect of any such issuance to a Restricted Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) that has been converted into or exchanged for Capital Stock of the Company; plus (c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment; provided, however, that at the time any such Investment is

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               made the Company delivers to the Trustee a resolution of its
               Board of Directors to the effect that, for purposes of this
               Section 1.01(13)(d), such Investment constitutes a Restricted Payment made after the Issue Date.

     The foregoing provision will not be violated by:

          (i) any dividend on any class of Capital Stock of the Company or any Restricted Subsidiary of the Company paid within 90 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of the Indenture;

          (ii) the payments of distribution on any of the outstanding Trust Securities, in accordance with the terms thereof as in effect on the Issue Date;

          (iii) the renewal, extension, refunding or refinancing of any Indebtedness (including, without limitation, the Trust Securities) otherwise permitted pursuant to the terms of the Indenture described in clause (v) of Section 1.01(13)(c) above;

          (iv) the exchange or conversion of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Subsidiary) for or into Capital Stock of the Company (other than Disqualified Stock of the Company);

          (v) any payments, loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements, in each case as approved by the Board of Directors of the Company in its good faith judgment;

          (vi) the redemption of the Company's rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994, between the Company and Bank of New York, as successor Rights Agent, in an amount per right issued thereunder not to exceed that in effect on the Issue Date;

          (vii) so long as no Default or Event of Default has occurred and is continuing, any investment made with the proceeds of a substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph;

          (viii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or the Trust Securities, in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock) ; provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph;

          (ix) so long as no Default or Event of Default has occurred and is continuing, the payment of cash dividends on the Company's Common Stock not to exceed $0.085 per share then outstanding in any fiscal quarter of the Company; or

          (x) so long as no Default or Event of Default has occurred and is continuing, the redemption, repurchase, retirement or other acquisition of the Trust Securities or the repurchase, retirement or other acquisition of the Company's common stock if after giving pro forma effect thereto (including without limitation the financing thereof) the Company's Consolidated Cash Flow Ratio would be greater than or equal to 3.00 to 1.00; provided, however, that the aggregate amount expended pursuant to this clause (x) to redeem, repurchase, retire or otherwise acquire the Company's common stock shall not exceed $35 million.

     Each Restricted Payment described in clauses (i), (iv), (v) (only to the extent such payment, loan or advance is outside the ordinary cause of business) and (vi) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

         (e) Limitations Concerning Distributions and Transfers by Subsidiaries.
             ------------------------------------------------------------------

           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

           (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company,

           (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company or guarantee any Indebtedness of the Company or any of its Restricted Subsidiaries or

           (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

                    (a) any agreement in effect on the Issue Date (including pursuant to the Revolving Credit Facility and agreements entered into in connection therewith) as any such agreement is in effect on such date,

                    (b) any agreement relating to any Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Subsidiaries other than such Restricted Subsidiary,

                    (c) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets,

                    (d) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness incurred pursuant to an agreement referred to in clause (a) or

          (b) above; provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee,

                    (e)  the Indenture,

                    (f)  applicable law,

                    (g) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary of the Company,

                    (h) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary or the Special Purpose Trust arising in connection with a Qualified Securitization Transaction or the Trust Obligations, respectively; provided, however, that any such encumbrance or restriction applies only to such Securitization Subsidiary or the Special Purpose Trust, as the case may be, and obligations of Restricted Subsidiaries to transfer Receivables and Receivables Related Assets to a Securitization Subsidiary in a Qualified Securitization Transaction,

                    (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this covenant, or

                    (j) restrictions of the type referred to in clause (iii) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise incurred in accordance with Section 1.01(13)(f) below and restrict the transfer of property subject to such agreements.

          (f)  Limitation on Liens.
               -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Lien on or with respect to any property or assets of the Company or any Restricted Subsidiary of the Company owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (and, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, including Indebtedness which is subordinate in right of payment to the Notes; provided, however, that Liens securing the Notes and any Indebtedness pari passu with the Notes are senior to such Liens securing such subordinated indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Notes or the Guarantees, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured. The foregoing restrictions shall not apply to

          (i) Liens securing Senior Indebtedness of the Company or Guarantor Senior Indebtedness;

          (ii)  Liens securing only the Notes;

          (iii) Liens in favor of the Company;

          (iv) Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (viii) of Section 1.01(13)(c); provided, however, that

                (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost,

                (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item,

                (c) the Indebtedness secured by such Lien is Incurred by the Company or its Restricted Subsidiary within 180 days of the acquisition, construction or improvement of such property and

                (d) the Incurrence of such Indebtedness is permitted by the provisions of the Indenture described under Section 1.01(13)(c) above;

          (v) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition),

          (vi) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company (and not created in anticipation or contemplation thereof);

          (vii) Liens on property of the Company or any Restricted Subsidiary of the Company in favor of the United States of America, any state thereof, or any instrumentality of either to secure payments pursuant to any contract or statute;

          (viii) Liens granted in connection with any Qualified Securitization Transaction;

          (ix) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date;

          (x) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i) through (ix) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection with such renewal, refinancing or refunding; and

          (xi) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee.

          (g)   Limitation on Transactions with Affiliates and Related Persons.
                --------------------------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into, directly or indirectly, any transaction with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary of the Company), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, which transaction involves aggregate consideration in excess of $500,000, unless

          (i) such transaction is on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person, which determination in the case of a transaction or series of related transactions involving aggregate consideration in excess of $2.5 million shall be evidenced by a resolution of a majority of the disinterested directors of the Board of Directors of the Company filed with the Trustee; and

          (ii) with respect to any transaction contemplated by this section or a series of related transactions involving aggregate consideration in excess of $10 million, the Company delivers to the Trustee, an opinion as to the fairness to the Holders of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States. The provisions of this covenant shall not apply to

               (a) any Qualified Securitization Transaction or the Trust Obligations,

               (b) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business,

               (c) transactions permitted by the provisions of the Indenture described above under Section 1.01(13)(d) above,

               (d) the payment of reasonable fees to directors of the Company or its Restricted Subsidiaries, and

               (e)  Investments in employees in the ordinary course of business.

         (h)   Limitation on Senior Subordinated Indebtedness
               ----------------------------------------------

          The Company (i) shall not directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in the right of payment to the Notes and expressly rank subordinate in right of payment to any Senior Indebtedness and (ii) shall not permit any Guarantor to and no Guarantor will directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness.

         (i)   Provision of Financial Information.
               ----------------------------------

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

         (j) Designation of Restricted and Unrestricted Subsidiaries.
             -------------------------------------------------------

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under Section 1.01(13)(d) or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

         (k)   Limitation on Issuance and Sale of Capital Stock of Subsidiaries

         The Company (a) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Restricted Subsidiary or any other Restricted Subsidiary (other than to the Company or a Guarantor), except that the Company and any Restricted Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary to any Person, subject to complying with the provisions of the Indenture described under Section 1.01(13)(a) above and (b) shall not permit any Restricted Subsidiary of the Company to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Guarantor. This covenant will not apply to the Trust Obligations or obligations incurred in connection with a transaction similar to the Trust Obligations in connection with a refinancing, refunding or replacement of the Trust Obligations.

     (14) In addition to the Events of Default set forth in Section 5.1 of the Indenture, the Notes shall include the following additional Events of Default designated as clauses (k) and (l) of such Section, which shall be deemed Events of Default under Section 5.1 of the Indenture:

          (k) failure to perform or comply with the provisions of Section 7.1 of the Indenture (as superseded by subsection 15 of Section 1.01 of the Supplemental Indenture) or the provisions of Sections 1.01(13)(a) and (b) of the Supplemental Indenture.

          (l) default in payment of principal of and interest on the Notes required to be purchased pursuant to an Offer to Purchase described under Sections 1.01(13)(a) of the Supplemental Indenture and (b) when due and payable (whether or not prohibited by the provisions of Article 17 of the Indenture).

     (15) Section 7.1 of the Indenture is hereby superseded by the following in respect of the Notes:

          The Company shall not, directly or indirectly:

          (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or

          (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

               (a) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

               (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

               (c) immediately after such transaction no Default or Event of Default exists; and

               (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under Section 1.01(13)(c).

          The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary (other than the Securitization Subsidiary or O&M Trust) of the Company with or into the Company or a Restricted Subsidiary of the Company (other than a Securitization Subsidiary or O&M Trust).

     (16) The Notes shall not be issuable as Bearer Securities.

     (17) Interest on any Note shall be payable only to the Person in whose name that Note (or one or more predecessor Notes thereof) is registered at the close of business on the Regular Record Date for such interest.

     (18) Article 4 of the Indenture shall be applicable to the Notes.

     (19) The Notes shall not be issuable in definitive form except under the circumstances described in Section 2.1 of the Indenture.

     (20) The Notes shall not be subordinated to any debt of the Company other than Senior Indebtedness, and shall constitute senior subordinated unsecured obligations of the Company.

     (21) Section 5.7 of the Indenture is hereby superseded by the following in respect of the Notes:

         SECTION 5.7  WAIVER OF PAST DEFAULTS.
                      ------------------------

          THE HOLDERS OF NOT LESS THAN A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING SECURITIES OF ANY SERIES BY WRITTEN NOTICE TO THE TRUSTEE MAY WAIVE ON BEHALF OF THE HOLDERS OF ALL SECURITIES OF SUCH SERIES AND ANY INTEREST COUPONS APPERTAINING THERETO A PAST DEFAULT OR EVENT OF DEFAULT WITH RESPECT TO THAT SERIES AND ITS CONSEQUENCES EXCEPT A DEFAULT OR EVENT OF DEFAULT (I) IN THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON ANY SECURITY OF SUCH SERIES OR ANY INTEREST COUPON APPERTAINING THERETO, (II) IN RESPECT OF AN AGREEMENT OR PROVISION HEREOF WHICH PURSUANT TO ARTICLE 8 CANNOT BE AMENDED OR MODIFIED WITHOUT THE CONSENT OF THE HOLDER OF EACH OUTSTANDING SECURITY OF SUCH SERIES AFFECTED OR (III) ARISING FROM FAILURE TO PURCHASE ANY NOTE TENDERED PURSUANT TO AN OFFER TO PURCHASE. UPON ANY SUCH WAIVER, SUCH DEFAULT SHALL CEASE TO EXIST, AND ANY EVENT OF DEFAULT ARISING THEREFROM SHALL BE DEEMED TO HAVE BEEN CURED, FOR EVERY PURPOSE OF THIS INDENTURE BUT NO SUCH WAIVER SHALL EXTEND TO ANY SUBSEQUENT OR OTHER DEFAULT OR IMPAIR ANY RIGHT CONSEQUENT THEREON.

     (22) In addition to the items set forth in Section 8.2, such section shall include the following additional subsection designated as subsection (j) of
Section 8.2:

         (j) modify the provisions relating to any Offer to Purchase (required pursuant to Section 1.01(13)(b) of the Supplemental Indenture) in a manner materially adverse to the Holders.

     (23) In addition to the items set forth in Section 15.3 of the Indenture regarding release of Guarantors, the following shall be additional releases:

          If all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition, and if (1) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 1.01(13)(a) of this Supplemental Indenture or the Company delivers to the Trustee and

     Officers' Certificate to the effect that the Net Available Proceeds from such Asset Disposition shall be used in accordance with provisions of
     Section 1.01(13)(a) of this Supplemental Indenture and within the time limits specified by such section or the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions herein, then in each such case such Guarantor (in the event of a sale or other disposition of all the Capital Stock of such Guarantor or in the event of designation of a Restricted Subsidiary as an Unrestricted Subsidiary) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) then such Guarantor shall be deemed released from all obligations under Article 15 of the Original Indenture without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of Section 15.3 of the Original Indenture have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in Article 15 of the Original Indenture.

     (24) The following sections of this Supplemental Indenture shall be subject to the provisions of Section 18.3 of the Original Indenture specifically and the provisions of Article 18 of the Original Indenture generally:

     Sections 1.01(13)(a), (b), (c), (d), (e), (f), (g), (h), (j), (k) and
subclause (d) of clause (2) of Section 15.

     (25) In addition to the matters included herein and in the Indenture, the following is considered to be a term of the Notes:

          During any period of time that the Notes have an Investment Grade Rating from both of the Rating Agencies and no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries shall not be subject to the provisions described below under the following sections hereunder: 1.01(13)(a); 1.01(13)(c); 1.01(13)(d); 1.01(13)(e);
1.01(13)(g); 1.01(13)(h); and 1.01(13)(k) (collectively, the "Suspended
Covenants"); provided, however, such covenants shall not be suspended if the Investment Grade Rating was obtained, directly or indirectly, by the Company's merger, consolidation or otherwise with a Person that had an Investment Grade Rating from either of the Rating Agencies and the Company at such time did not have an Investment Grade Rating from both of the Rating Agencies and provided, further, the covenants described under the following sections: Section 7.1 of the Indenture (as superceded by Section 1.01(15) of the Supplemental Indenture; 1.01(13)(b); 1.01(13)(f); 1.01(13)(i); and 1.01(13)(j) shall not be so suspended; and provided further, that if the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Rating Agency which had given the Notes an Investment Grade Rating withdraws its rating or downgrades the rating assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Supplemental Indenture and in the Indenture (each such date of reinstatement being the "Reinstatement Date"), including those set forth in the preceding sentence.

Compliance with the Suspended Covenant with respect to Restricted Payments made after the Reinstatement Date shall be calculated in accordance with the terms of the covenant described under Section 1.01(13)(d) as though such covenant had been in effect during the entire period of time from which the Notes are issued. As a result, during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes shall be entitled to substantially reduced covenant protection.

     Section 1.02  SECTION FORMS.

     (1) Attached hereto as Exhibit A is a true and correct copy of the Form of
                            ---------
Note representing the Company's Notes.

     (2) Attached hereto as Exhibit B is a true and correct copy of a specimen
                            ---------
certificate of transfer.

     (3) Attached hereto as Exhibit C is a true and correct copy of a specimen
                            ---------
certificate of exchange.

     (4) Attached hereto as Exhibit D is a true and correct copy of a specimen
                            ---------
certificate from acquiring institutional accredited investor.

     (5) The form of Guarantee shall be as set forth in Section 2.3 of the Indenture.

                                  ARTICLE II.
                             TRANSFER AND EXCHANGE

     Section 2.01  SECTION GENERAL.   Sections 2.4, 3.2 and 3.3 of the Indenture
are hereby supplemented as follows:

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.02 of this Supplemental Indenture.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

     Section 2.02  SECTION REGISTRATION, TRANSFER AND EXCHANGE.   Section 3.5 of
the Indenture is hereby modified and superseded in its entirety as follows in respect of the Notes:

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.6 and 3.4 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02 or Section 3.6 or 3.4 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.02(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.02(b), (c) or (f) of this Supplemental Indenture.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Supplemental Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.02(b)(i).

         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.02(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.02(f) of this Supplemental Indenture, the requirements of this Section 2.02(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.02(h) of this Supplemental Indenture.

         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.02(b)(ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
         (1) thereof;

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item
         (3) thereof, if applicable.

         (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.02(b)(ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

                (C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

                (D) the Registrar receives the following:

                    (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(h) of this Supplemental Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.02(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.02(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such beneficial interest in a
              Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the Holder of such beneficial interest in a
              Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.02(b)(ii) of this Supplemental Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(h) of this Supplemental Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive

     Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c)(iii) shall not bear the Private Placement Legend.


     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

              (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

              (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to
              exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.02(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.02(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.02(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes.
     A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

         (i)   Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

              "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE

         REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

              (B) Notwithstanding the foregoing, any Global Note or Definitive
         Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
         (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.02 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

              "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.4, 8.6 and 11.7 of the Indenture and subsection 13(a) and (b) of Section 1.01 of this Supplemental Indenture).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits of the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.3 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.3 of the Indenture.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.

                                  ARTICLE III.
                                  DEFINITIONS

     Section 3.01  SECTION ADDITIONAL DEFINITIONS.   In addition to the
definitions set forth in Article I of the Indenture, the Notes shall include the following additional definitions, which, in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture, shall control:

         "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "2006 Notes" means the Company's 10 7/8% Senior Subordinated Notes due 2006.

          "Acquired Debt" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person (limited to the maximum amount of liability of the specified Person with respect to such Lien).

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary of the Company; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Guarantor, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $500,000 individually, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property,
     (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 1.01(13)(f) above, (f) any Restricted Payment permitted by Section 1.01(13)(d) above, (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company's or any of its Subsidiaries' business, (h) any sale and leaseback of the Company's principal corporate headquarters consummated within 180 days after the completion of the construction thereof, or (i) any Qualified Securitization Transaction.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Capital Lease Obligation" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue
     Date) ; provided that the Trust Preferred Securities shall not be considered Capital Stock of the Company.

         "Clearstream" means Clearstream Banking SA.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as of the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock or any other class of such Person.

          "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its Restricted Subsidiaries for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in such Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

          "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Restricted Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii) (A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be

     Incurred, plus (D) the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause (ii) (A), minus
     (E) Consolidated Interest Expense of such Person and its Restricted Subsidiaries to the extent included in clause (ii) (A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii) (D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person and its Restricted Subsidiaries attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Rule 11-02 of Regulation S-X under the Securities Act of 1933 or any successor provision.

          "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income of such Person except to the extent such interest or finance charge income is received by the Company or a Restricted Subsidiary in cash) of such Person and its Restricted Subsidiaries except to the extent such net income is received by the Company or a Restricted Subsidiary in cash of such Person for such period calculated on a consolidated basis in accordance with GAAP, plus discount on receivables sold or other discount related to any receivables securitization transaction (including any Qualified Securitization Transaction), plus the product of (a) all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or the Trust Preferred Securities of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary, multiplied by (to the extent such dividends or distributions are not deductible for federal income tax purposes) (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other

     Person's net income for such period actually paid in cash to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Restricted Subsidiaries, (e) all extraordinary gains and extraordinary losses determined in accordance with GAAP, (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets and (g) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

         "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's shareholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 of this Supplemental Indenture, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.1(b) of the Indenture as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

          "Designated Senior Indebtedness" means (i) so long as the Revolving Credit Facility is outstanding, the Senior Indebtedness incurred under the Revolving Credit Facility and (ii) thereafter, any other Senior Indebtedness which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25 million which has been designated as Designated Senior Indebtedness by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

          "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Notes.

          "Eligible Accounts Receivable" means the face value of all "eligible receivables" of the Company and its Restricted Subsidiaries party to any credit agreement constituting the Revolving Credit Facility (as such term is defined for purposes of such credit agreement) .

          "Eligible Inventory" means the face value of all "eligible inventory" of the Company and its Restricted Subsidiaries party to any credit agreement constituting the Revolving Credit Facility (as such term is defined for purposes of such credit agreement).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.02(f) of this Supplemental Indenture.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Global Note Legend" means the legend set forth in Section 2.02(g)(ii), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.02(b)(iv), 2.02(d)(ii) or 2.02(f) of this Supplemental Indenture.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a Global Note bearing the Private Placement Legend and held by an Institutional Accredited Investor.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Purchasers" means, with respect to the Notes, Lehman Brothers Inc., Banc of America Securities LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated, First Union Securities, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Investment" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB (or the equivalent) by S&P.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets (other than Senior Indebtedness or Guarantor Senior Indebtedness) in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of the covenant of the Indenture described under Section 1.01(13)(a)) and (v) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

          "Non-Recourse Debt" means Indebtedness:(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Supplemental Indenture.

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased) ; and

         (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

         An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

         "pari passu" when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person means that each such Debt:
     (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          "Permitted Business" means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the date of original issuance of the Notes and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of original issuance of the Notes, including, without limitation, the third party logistics business.

         "Permitted Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-l" or better by Moody`s or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase; (iv) Investments representing Capital Stock or obligations issued to the Company or any of its Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Subsidiaries; (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company; (vii) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (viii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (ix) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by the Indenture; (x) Investments received as consideration for an Asset Disposition in compliance with the provisions of the Indenture described under Section 1.01(13)(a) above; (xi) Investments for which the sole consideration provided is Capital Stock of the Company (other than Disqualified Stock); (xii) loans and advances to employees made in the ordinary course of business; (xiii) Investments outstanding on the Issue Date; (xiv) so long as no Default or Event of Default has occurred and is continuing, Investments in Persons or entities in an aggregate outstanding amount (valued at the cost thereof) not to exceed at any time $25 million,
     (xv) payments on the guarantee referred to in the last sentence of the definition of the term "Indebtedness" and (xvi) Investments made in or by any Securitization Subsidiary in connection with and required pursuant to the terms of any Qualified Securitization Transaction or in the Special Purpose Trust in connection with and required by the terms of the Trust Obligations.

         "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Private Placement Legend" means the legend set forth in Section 2.02(g)(i) to be placed on all Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.

         "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of the Company's Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

         "Replacement Assets" means properties or assets used or useful in a Permitted Business.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

          "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Trust Securities" means the Trust Preferred Securities and the Junior Subordinated Debentures.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary of the Company (or any successor to any of them) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under
     Section 1.01(13)(d) of this Supplemental Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 1.01(13)(c) of this Supplemental Indenture the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 1.01(13)(c) of this Supplemental Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments or principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

                                  ARTICLE IV.

                                 MISCELLANEOUS

     Section 4.01 SECTION DEFINITIONS. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

     Section 4.02 SECTION CONFIRMATION OF INDENTURE. The Indenture, as modified, supplemented and superseded by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. (References herein to the Indenture shall be deemed to be to the Indenture, as modified, supplemented and superseded by this Supplemental Indenture).

     Section 4.03 SECTION CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

     Section 4.04 SECTION GOVERNING LAW. This Supplemental Indenture, the Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York without giving effect to any provisions thereof relating to conflicts of law.

     Section 4.05 SECTION SEPARABILITY. In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 4.06 SECTION COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                            OWENS & MINOR, INC.



                            By:_________________________________________
                                 Name: Craig R. Smith
                                 Title: President and Chief Operating Officer

                            OWENS & MINOR MEDICAL, INC.
                            OWENS & MINOR WEST, INC.
                            NATIONAL MEDICAL SUPPLY CORPORATION
                            KOLEY'S MEDICAL SUPPLY, INC.
                            STUART MEDICAL, INC.

                            By:_________________________________________
                                 Name: Craig R. Smith
                                 Title: President and Chief Operating Officer


                            SUNTRUST BANK, as Trustee



                            By:_________________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A


                                [Face of Note]
--------------------------------------------------------------------------------

                                                      Rule 144A CUSIP __________
                                                   Regulation S CUSIP __________
                                                            IAI CUSIP __________

                   8 1/2% Senior Subordinated Notes due 2011

No. ______                                                         $____________

                              OWENS & MINOR, INC.

promises to pay to Cede & Co.,

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on July 15, 2011.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 2002

Record Dates:  January 1 and July 1

Dated:  July 2, 2001

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated _________, 2001

                                             OWENS & MINOR, INC.



                                             By:________________________________
                                             Name:
                                             Title:

This is one of the Notes referred to in the within-mentioned Indenture:


SUNTRUST BANK,
 as Trustee



By:__________________________
      Authorized Signatory

                                [Back of Note]

                   8 1/2% Senior Subordinated Notes due 2011

     [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

     [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Owens & Minor, Inc., a Virginia corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 1/2% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on January 15 and July 15 of each year beginning January 15, 2002, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2002. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, SunTrust Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of July 2, 2001 (the "Original Indenture"), as amended by the Supplemental Indenture dated as of July 2, 2001 (the "Supplemental Indenture" and together with the Original Indenture, the "Indenture"), each among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $200 million in aggregate principal amount.

     5. Subordination. The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid in full before any payment may be made in respect of the Notes or any other Obligation in respect of Senior Indebtedness. Each Holder by accepting a Note agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose. The Indenture also provides that, under certain circumstances, the Company will be prohibited from making any payments in respect of the Notes or any other Obligation in respect of Senior Debt if the Company is in default on any Senior Debt.

     6.   Optional Redemption.

       (a) Except as set forth in subparagraphs (b), (c) and (d) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to the final maturity of such Notes.

     (b) The Notes shall be subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 15, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at his address appearing in the register for the Notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest and Liquidated Damages, if any, to but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning on July 15 of the years indicated:


                                                         Redemption
                    Year                                    Price
                    ----                                    -----
                    2006..............................     104.250%
                    2007..............................     102.833%
                    2008..............................     101.417%
                    2009 and thereafter...............     100.000%

     (c) In addition, prior to July 15, 2004, the Company may redeem up to 35% of the original principal amount of the Notes with the net cash proceeds received by the Company from a public offering of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 108.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption; provided, however, that at least 65% of the original principal amount of the Notes remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of Notes not later than 60 days following the consummation of such public offering.

     (d) Selection of Notes for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Notes may be listed or, if the Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption shall be mailed before the date fixed for redemption to each holder of Notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest shall cease to accrue on Notes or portions thereof called for redemption set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7. Repurchase at Option of Holder. The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Notes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time.

     12. Defaults and Remedies. Events of Default include: (i) default in the payment of interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable and such default continues for a period of 30 days (whether or not prohibited by Article 17 of the Original Indenture); (ii) failure to pay principal of or premium, if any, on the Notes when due (whether or not prohibited by Article 17 of the Original Indenture); (iii) default in the payment of principal of and interest on Notes required to be purchased pursuant to an Offer to Purchase described in Subsections 13(a) and (b) of Section 1.01 of the Supplemental Indenture when due and payable (whether or not prohibited by the Article 17 of the Original Indenture); (iv) failure to perform or comply with any of the provisions described under Article 7 of the Original Indenture (as superseded by Subsection 15 of Section 1.01 of the Supplemental Indenture);
(v) failure to perform any other covenant or warranty of the Company under the Indenture or the Notes, continued for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in principal amount of the then Outstanding Notes as provided in the Indenture; (vi) a default under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Restricted Subsidiary of the Company having an outstanding principal amount of $10 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated maturity of any such Indebtedness; (vii) the rendering of a final judgment or judgments, not subject to appeal, against the Company or any Restricted Subsidiary of the Company in an amount of $5 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (viii) certain events of bankruptcy, insolvency or reorganization affecting the Company, or any Guarantor; and (ix) the Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee). If any Event of Default (other than an Event of Default of the type described in clause (viii) above) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may accelerate the maturity of all such Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default of the type described in clause (viii) above occurs, the principal of any accrued interest on the Outstanding Notes will become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, including the provision for the identification of the Trustee, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. In accordance with the terms of the Indenture, the Trustee shall, within 30 days after the occurrence of any Event of Default with respect to the Notes, give the Holders thereof notice of all uncured Events of Default known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or an Event of Default in complying with Section 7.1 of the Original Indenture (as superceded by Subsection 15 of Section 1.01 of the Supplemental Indenture), the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium, or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement relating to the Notes dated as of July 2, 2001, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

OWENS & MINOR, INC.
4800 Cox Road
Glen Allen, Virginia 23060
Attention:


                                Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________

                              Your Signature: __________________________________
                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to Subsection 13(a) or 13(b) of Section 1.01 of the Supplemental Indenture, check the appropriate box below:

                [_] Subsection 13(a)      [_] Subsection 13(b)

     If you want to elect to have only part of the Note purchased by the Company pursuant to Subsection 13(a) or Section 13(b) of Section 1.01 of the Supplemental Indenture, state the amount you elect to have purchased:

                                $______________

Date: ________________________

                                     Your Signature: ___________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)


                                     Tax Identification No.: ___________________

Signature Guarantee*: _________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



             Schedule of Exchanges of Interests in the Global Note

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                               Principal Amount
                    Amount of decrease   Amount of increase     of this Global        Signature of
                       in Principal         in Principal        Note following     authorized officer
                      Amount of this       Amount of this      such decrease (or   of Trustee or Note
 Date of Exchange       Global Note          Global Note           increase)            Custodian
------------------  ------------------   -------------------   -----------------   -------------------

                                                                       EXHIBIT B


                        FORM OF CERTIFICATE OF TRANSFER

Owens & Minor, Inc.
4800 Cox Road
Glen Allen, Virginia  23060

     SunTrust Bank
     901 East Main Street, 10/th/ Floor
     Richmond, Virginia 23219
     Attention:  Corporate Trust Administration


     Re:  8 1/2% Senior Subordinated Notes due 2001
          -----------------------------------------

     Reference is hereby made to the Indenture, dated as of July 2, 2001, as amended by that First Supplemental Indenture, dated as of July 2, 2001 (collectively, the "Indenture"), between Owens & Minor, Inc., as issuer (the "Company"), and SunTrust Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

     1.  [_] Check if Transferee will take delivery of a beneficial interest in
             ------------------------------------------------------------------
the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer
---------------------------------------------------------------
is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2.  [_] Check if Transferee will take delivery of a beneficial interest in
             ------------------------------------------------------------------
the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The
--------------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3.  [_] Check and complete if Transferee will take delivery of a beneficial
             -------------------------------------------------------------------
interest in the IAI Global Note or a Definitive Note pursuant to any provision
------------------------------------------------------------------------------
of the Securities Act other than Rule 144A or Regulation S.  The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

         (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

         (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

         (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

     4.  [_] Check if Transferee will take delivery of a beneficial interest in
             ------------------------------------------------------------------
an Unrestricted Global Note or of an Unrestricted Definitive Note.
-----------------------------------------------------------------

         (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             ___________________________________
                                                  [Insert Name of Transferor]


                                             By:________________________________
                                                Name:
                                                Title:

Dated:_________________

                      ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a)  [_]  a beneficial interest in the:

               (i)    [_]   144A Global Note (CUSIP _____________), or

              (ii)    [_]   Regulation S Global Note (CUSIP ___________), or

              (iii)   [_]   IAI Global Note (CUSIP     ); or

         (b)   [_]  a Restricted Definitive Note.

     2.  After the Transfer the Transferee will hold:

                                  [CHECK ONE]

         (a)   [_]  a beneficial interest in the:

              (i)     [_]   144A Global Note (CUSIP 690730AB2), or

              (ii)    [_]   Regulation S Global Note (CUSIP U68336AA1), or

              (iii)   [_]   IAI Global Note (CUSIP _______); or

              (iv)    [_]   Unrestricted Global Note (CUSIP ______); or

         (b)  [_]   a Restricted Definitive Note; or

         (c)  [_]   an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

Owens & Minor, Inc.
4800 Cox Road
Glen Allen, Virginia 23060

SunTrust Bank
[Address]

     Re:  8 1/2% Senior Subordinated Notes due 2011
          -----------------------------------------

                                      (CUSIP _________)

     Reference is hereby made to the Indenture, dated as of July 2, 2001, as amended by that First Supplemental Indenture, dated as of July 2, 2001 (collectively, the "Indenture"), between Owens & Minor, Inc., as issuer (the "Company"), and SunTrust Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a
         --------------------------------------------------------------------
Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests
--------------------------------------------------------------------------------
in an Unrestricted Global Note.
------------------------------

         (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive

Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2.  Exchange of Restricted Definitive Notes or Beneficial Interests in
         ------------------------------------------------------------------
Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests
-------------------------------------------------------------------------------
in Restricted Global Notes.
--------------------------

         (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United

States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       _________________________________________
                                              [Insert Name of Transferor]



                                       By:______________________________________
                                          Name:
                                          Title:

Dated:________________

                                                                       EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Owens & Minor, Inc.
4800 Cox Road
Glen Allen, Virginia  23060

SunTrust Bank
[Address]

     Re:  8 1/2% Senior Subordinated Notes due 2011
          -----------------------------------------

     Reference is hereby made to the Indenture, dated as of July 2, 2001, as amended by that Supplemental Indenture, dated as of July 2, 2001 (collectively, the "Indenture"), between Owens & Minor, Inc., as issuer (the "Company"), and SunTrust Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [_]  a beneficial interest in a Global Note, or

          (b)  [_]  a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global

Note from us in a transaction meeting the requirements of clauses (A) through
(E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                ________________________________________________
                                      [Insert Name of Accredited Investor]



                               By:______________________________________________
                                  Name:
                                  Title:

Dated:_________________

                                      D-2